Exhibit 99.1
Super Micro Computer, Inc. Announces 4th Quarter 2017 Financial Results
SAN JOSE, Calif., August 3, 2017 (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ:SMCI), a global leader in high-performance, high-efficiency server, storage technology and green computing, today announced fourth quarter and full-year financial results for the fiscal year ended June 30, 2017. The final results are in line with the preliminary results announced by the Company on July 20, 2017.
Fiscal 4th Quarter Highlights

•	Quarterly net sales of $717.9 million, up 13.7% from the third quarter of fiscal year 2017 and up 36.9% from the same quarter of last year.

•	GAAP net income of $17.1 million, up 2.8% from the third quarter of fiscal year 2017 and up 145.7% from the same quarter of last year.

•	GAAP gross margin was 13.5%, down from 14.0% in the third quarter of fiscal year 2017 and down from 14.1% in the same quarter of last year.

•	Server solutions accounted for 74.3% of net sales compared with 70.0% in the third quarter of fiscal year 2017 and 65.5% in the same quarter of last year.
Net sales for the fourth quarter ended June 30, 2017 totaled $717.9 million, up 13.7% from $631.1 million in the third quarter of fiscal year 2017. No customer accounted for more than 10% of net sales during the quarter ended June 30, 2017.
GAAP net income for the fourth quarter of fiscal year 2017 was $17.1 million or $0.33 per diluted share, an increase of 145.7% from net income of $7.0 million, or $0.13 per diluted share in the same period a year ago. Included in net income for the quarter is $5.1 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the fourth quarter was $20.7 million, or $0.39 per diluted share, compared to non-GAAP net income of $10.4 million, or $0.20 per diluted share, in the same quarter of the prior year. On a sequential basis, non-GAAP net income increased from the third quarter of fiscal year 2017 by $0.4 million or $0.01 per diluted share.
GAAP and Non-GAAP gross margin for the fourth quarter of fiscal year 2017 was 13.5% compared to 14.1% in the same period a year ago. GAAP and Non-GAAP gross margin for the third quarter of fiscal year 2017 were both 14.0%.
The GAAP income tax provision for the fourth quarter of fiscal year 2017 was $9.6 million or 35.8% of income before tax provision compared to $4.5 million or 39.0% in the same period a year ago and $5.1 million or 23.6% in the third quarter of fiscal year 2017. The effective tax rate for the fourth quarter of fiscal year 2017 was higher compared to the third quarter of fiscal year 2017 primarily due to higher foreign taxes.
The Company's cash and cash equivalents and short and long term investments at June 30, 2017 were $115.9 million compared to $183.7 million at June 30, 2016. Free cash flow for the year ended June 30, 2017 was $(125.8) million, primarily due to an increase in the Company's cash used in operating activities.
Fiscal Year 2017 Summary
Net sales for the fiscal year ended June 30, 2017 were $2,529.9 million, up 14.2% from $2,215.6 million for the fiscal year ended June 30, 2016. GAAP net income for fiscal year 2017 decreased to $69.3 million, or $1.34 per diluted share, a decrease of 3.7% from $72.0 million, or $1.39 per diluted share, for fiscal year 2016. Included in net income for the fiscal year ended June 30, 2017 is $19.2 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the fiscal year 2017 was $82.8 million or $1.57 per diluted share, a decrease of 1.3% compared to $83.8 million or $1.59 per diluted share for fiscal year 2016.
Business Outlook & Management Commentary
The Company expects net sales of $625 million to $685 million for the first quarter of fiscal year 2018 ending September 30, 2017. The Company expects non-GAAP earnings per diluted share of approximately $0.30 to $0.40 for the first quarter.
“Supermicro has built a strong foundation for sustained high growth while improving profitability. During the last couple of years we have made significant investments in global production capacity, engineering, quality, global services, and systems and datacenter management software. It is these investments that will power the new Supermicro 3.0” said Charles Liang, Chairman and Chief Executive Officer. “Supermicro 3.0 positions us as the only Tier 1 IT Infrastructure Provider capable of both first to market product innovation and global scale, quality, services and support to engage our rapidly growing enterprise customer base deeply in their business requirements. The record high revenue and strong 27.6% second half growth over last year is a direct result of these Supermicro 3.0 investments. With the major investments in place and the new Skylake product portfolio shipping, future investment and expenses will begin to flatten driving improved profitability moving forward.”
It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.
Conference Call Information
Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate in the conference, please call 1-888-352-6793 (International callers dial 1-719-325-4753) 10 minutes prior. A recording of the conference will be available until 11:59 pm (Eastern Time) on Thursday, August 17, 2017, by dialing 1-844-512-2921 (International callers dial 1-412-317-6671) and entering replay PIN 7567416. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company's next earnings call.
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.
Use of Non-GAAP Financial Measures
Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company's performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company's GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company's SEC filings.
About Super Micro Computer, Inc.
Supermicro®, a global leader in high-performance, high-efficiency server technology and innovation is a premier provider of end-to-end green computing solutions for Data Center, Cloud Computing, Enterprise IT, Hadoop/Big Data, HPC and Embedded Systems worldwide. Supermicro's advanced Server Building Block Solutions® offer a vast array of components for building energy-efficient, application-optimized, computing solutions. Architecture innovations include Twin, TwinPro, FatTwin™, Ultra Series, MicroCloud, MicroBlade, SuperBlade®, Simply Double, Double-sided Storage®, Battery Backup Power (BBP®) modules and WIO/UIO. Products include servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage, networking, server management software and SuperRack® cabinets/accessories delivering unrivaled performance and value.

Founded in 1993 and headquartered in San Jose, California, Supermicro is committed to protecting the environment through its "We Keep IT Green®" initiative. The Company has global logistics and operations centers in Silicon Valley (USA), the Netherlands (Europe) and its Science & Technology Park in Taiwan (Asia).

Supermicro, FatTwin, TwinPro, SuperBlade, Double-Sided Storage, BBP, SuperRack, Building Block Solutions and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names and trademarks are the property of their respective owners.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	June 30,	June 30,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$113,196	$180,964
Accounts receivable, net	483,400	288,941
Inventory	635,959	448,980
Prepaid income taxes	511	5,682
Prepaid expenses and other current assets	13,533	13,435
Total current assets	1,246,599	938,002
Long-term investments	2,625	2,643
Property, plant and equipment, net	196,007	187,949
Deferred income taxes – noncurrent	29,305	28,460
Other assets	14,056	8,546
Total assets	$1,488,592	$1,165,600

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$382,585	$249,239
Accrued liabilities	80,353	55,618
Income taxes payable	1,679	5,172
Short-term debt and current portion of long-term debt, net of debt issuance costs	68,519	53,589
Total current liabilities	533,136	363,618
Long term debt, net of current portion and debt issuance costs	92,927	40,000
Other long-term liabilities	62,310	40,603
Total liabilities	688,373	444,221
Stockholders' equity:
Common stock and additional paid-in capital	305,322	277,339
Treasury stock (at cost)	(20,491)	(2,030)
Accumulated other comprehensive loss	(77)	(85)
Retained earnings	515,295	445,971
Total Super Micro Computer Inc. stockholders' equity	800,049	721,195
Noncontrolling interest	170	184
Total stockholders' equity	800,219	721,379
Total liabilities and stockholders' equity	$1,488,592	$1,165,600

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net sales	$717,869	$524,270	$2,529,915	$2,215,573
Cost of sales	621,071	450,474	2,171,349	1,884,048
Gross profit	96,798	73,796	358,566	331,525
Operating expenses:
Research and development	38,264	34,148	141,358	123,994
Sales and marketing	18,790	17,664	70,026	62,841
General and administrative	12,247	10,145	45,305	37,840
Total operating expenses	69,301	61,957	256,689	224,675
Income from operations	27,497	11,839	101,877	106,850
Interest and other income, net	(14)	40	9	171
Interest expense	(792)	(453)	(2,177)	(1,594)
Income before income tax provision	26,691	11,426	99,709	105,427
Income tax provision	9,561	4,455	30,385	33,406
Net income	$17,130	$6,971	$69,324	$72,021
Net income per common share:
Basic	$0.35	$0.14	$1.43	$1.50
Diluted	$0.33	$0.13	$1.34	$1.39
Weighted-average shares used in calculation of net income per common share:
Basic	48,804	48,463	48,383	47,917
Diluted	51,866	52,274	51,679	51,836

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2017	2016	2017	2016
Cost of sales	$350	$306	$1,318	$1,098
Research and development	3,257	2,755	12,246	10,178
Sales and marketing	563	511	2,102	1,841
General and administrative	976	791	3,526	3,014
Stock-based compensation expense before taxes	$5,146	$4,363	$19,192	$16,131

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)
(Unaudited)
	Fiscal Year Ended
	June 30,
	2017	2016
OPERATING ACTIVITIES:
Net income	$69,324	$72,021
Reconciliation of net income to net cash provided by (used in) operating activities:
Depreciation and amortization	15,926	13,282
Stock-based compensation expense	19,192	16,131
Excess tax benefits from stock-based compensation	(2,326)	(2,855)
Allowance for doubtful accounts	687	1,278
Provision for inventory	8,996	9,313
Exchange loss (gain)	1,226	(1,233)
Deferred income taxes, net	(801)	(6,133)
Changes in operating assets and liabilities:
Accounts receivable, net	(195,146)	32,375
Inventory	(195,975)	5,200
Prepaid expenses and other assets	1,793	(8,210)
Accounts payable	139,134	(54,301)
Income taxes payable, net	2,817	(3,260)
Accrued liabilities	22,628	9,027
Other long-term liabilities	16,081	24,874
Net cash provided by (used in) operating activities	(96,444)	107,509
INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(29,365)	(34,108)
Restricted cash	(286)	(1,020)
Net cash used in investing activities	(29,651)	(35,128)
FINANCING ACTIVITIES:
Proceeds from debt, net of debt issuance costs	207,029	34,200
Repayment of debt	(140,453)	(34,100)
Payment to acquire treasury stock	(18,461)	—
Proceeds from exercise of stock options	10,878	12,186
Excess tax benefits from stock-based compensation	2,326	2,855
Payment of obligations under capital leases	(254)	(189)
Advances (payments) under receivable financing arrangements	227	(21)
Minimum tax withholding paid on behalf of employees for restricted stock units	(3,554)	(1,786)
Net cash provided by financing activities	57,738	13,145
Effect of exchange rate fluctuations on cash	589	(4)
Net increase (decrease) in cash and cash equivalents	(67,768)	85,522
Cash and cash equivalents at beginning of period	180,964	95,442
Cash and cash equivalents at end of period	$113,196	$180,964
Supplemental disclosure of cash flow information:
Cash paid for interest	$2,082	$1,632
Cash paid for taxes, net of refunds	30,809	36,951
Non-cash investing and financing activities:
Equipment purchased under capital leases	314	299
Accrued costs for property, plant and equipment purchases	3,761	10,888

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Fiscal Year Ended
	June 30,		June 30,
	2017	2016	2017	2016
GAAP GROSS PROFIT	$96,798	$73,796	$358,566	$331,525
Add back stock-based compensation (a)	350	306	1,318	1,098
Non-GAAP GROSS PROFIT	$97,148	$74,102	$359,884	$332,623

GAAP GROSS MARGIN	13.5%	14.1%	14.2%	15.0%
Add back stock-based compensation (a)	0.0%	0.0%	0.0%	0.0%
Non-GAAP GROSS MARGIN	13.5%	14.1%	14.2%	15.0%

GAAP INCOME FROM OPERATIONS	$27,497	$11,839	$101,877	$106,850
Add back stock-based compensation (a)	5,146	4,363	19,192	16,131
Non-GAAP INCOME FROM OPERATIONS	$32,643	$16,202	$121,069	$122,981

GAAP NET INCOME	$17,130	$6,971	$69,324	$72,021
Add back stock-based compensation (a)	5,146	4,363	19,192	16,131
Add back adjustments to tax provision (b)	(1,534)	(971)	(5,748)	(4,312)
Non-GAAP NET INCOME	$20,742	$10,363	$82,768	$83,840

GAAP NET INCOME PER COMMON SHARE – BASIC	$0.35	$0.14	$1.43	$1.50
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.08	0.07	0.28	0.25
Non-GAAP NET INCOME PER COMMON SHARE – BASIC	$0.43	$0.21	$1.71	$1.75

GAAP NET INCOME PER COMMON SHARE – DILUTED	$0.33	$0.13	$1.34	$1.39
Add back stock-based compensation and adjustments to tax provision (a) (b)	0.06	0.07	0.23	0.20
Non-GAAP NET INCOME PER COMMON SHARE – DILUTED	$0.39	$0.20	$1.57	$1.59

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC –GAAP	48,804	48,463	48,383	47,917
BASIC - Non-GAAP	48,804	48,463	48,383	47,917

DILUTED – GAAP	51,866	52,274	51,679	51,836
DILUTED - Non-GAAP	52,980	52,955	52,687	52,666

(a) Amortization of Financial Accounting Standards Board Accounting Standards Codification Topic 718 stock-based compensation for the three months and fiscal years ended June 30, 2017 and 2016.
(b) The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 34.8% and 30.4% for the three months and fiscal year ended June 30, 2017, respectively, and 34.4% and 31.0% for the three months and fiscal year ended June 30, 2016, respectively.

SOURCE: Super Micro Computer, Inc.
Super Micro Computer, Inc.
Howard Hideshima, 408-503-8000
SVP, Chief Financial Officer
ir@supermicro.com
or
Perry G. Hayes
SVP, Investor Relations
ir@supermicro.com
SMCI-F